Exhibit 99.1

VMware Reports Fiscal Year 2022 Second Quarter Results
Total Revenue growth of 9% year-over-year
Subscription and SaaS revenue growth of 23% year-over-year

PALO ALTO, Calif., August 26, 2021 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the second quarter of fiscal year 2022:

•Revenue for the second quarter was $3.14 billion, an increase of 9% from the second quarter of fiscal 2021.

•The combination of subscription and SaaS and license revenue was $1.51 billion, an increase of 12% from the second quarter of fiscal 2021.

•Subscription and SaaS revenue for the second quarter was $776 million, an increase of 23% year-over-year.

•Subscription and SaaS ARR for the second quarter was $3.15 billion, an increase of 26% year-over-year.

•GAAP net income for the second quarter was $411 million, or $0.97 per diluted share, down 8% per diluted share compared to $447 million, or $1.06 per diluted share, for the second quarter of fiscal 2021. Non-GAAP net income for the second quarter was $739 million, or $1.75 per diluted share, down 3% per diluted share compared to $766 million, or $1.81 per diluted share, for the second quarter of fiscal 2021.

•GAAP operating income for the second quarter was $525 million, a decrease of 2% from the second quarter of fiscal 2021. Non-GAAP operating income for the second quarter was $924 million, a decrease of 3% from the second quarter of fiscal 2021.

•Operating cash flow for the second quarter was $864 million. Free cash flow for the second quarter was $777 million.

•RPO for the second quarter totaled $11.2 billion, up 8% year-over-year.

•Company remains on track for planned spin-off from Dell Technologies Inc. in early November 2021.

“Our customers are evolving their strategies from a ‘cloud first’ to a ‘cloud smart’ philosophy where they are picking the right clouds and cloud services for the right workload, and turning to a multi-cloud environment,” said Raghu Raghuram, VMware CEO. “We are delivering the multi-cloud platform for all applications, enabling the digital innovation and enterprise control that our customers need to accelerate their businesses today and in the future.”

“We are pleased with our Q2 financial performance with Subscription and SaaS ARR increasing26% year-over-year to $3.2 billion,” said Zane Rowe, executive vice president and CFO, VMware. “Our performance in Q2 reflects strong year-over-year product bookings growth in major categories, including our multi-cloud and modern applications businesses along with End-User Computing.”

Business Highlights & Strategic Announcements
•VMware introduced VMware Anywhere Workspace, a solution that brings together VMware Workspace ONE, VMware SASE and VMware Carbon Black Cloud, empowering organizations to manage multi-modal employee experiences, better secure the distributed edge, and automate the workspace.
•VMware is working with Zoom Video Communications, Inc. to enable a better and more secure collaboration experience for hybrid work environments. The effort will deliver interoperability between VMware Anywhere Workspace and the Zoom collaboration platform to further improve ease of use, application and network performance and security.
•VMware and Vapor IO announced they are building a Multi-Cloud Services Grid that integrates the VMware Telco Cloud Platform with Vapor IO’s Kinetic Grid platform, designed to greatly simplify and lower the costs of deploying distributed 5G systems and real-time applications.

•Cohere Technologies and VMware are developing an open radio access network (O-RAN) solution to help communications service providers improve network and spectrum efficiencies and deliver new and differentiated services and experiences for their customers.
•VMware announced expanded SaaS innovations to VMware Horizon, the company’s industry-leading virtual desktop infrastructure (VDI) and Desktop-as-a-Service (DaaS) platform. These new capabilities will make it easier for IT organizations to manage Horizon deployments wherever they may be, on-premises or in the cloud.
•VMware received further recognition from leading industry analysts:
◦VMware was positioned as a Leader in “The Forrester Wave™: Endpoint Security Software As A Service, Q2 2021.”1
◦IDC ranked VMware No. 1 in worldwide IT automation and configuration management (ITACM) 2020 Market Share.2
◦IDC ranked VMware No. 1 in software-defined compute for 2020 market share.3

1 Forrester, Chris Sherman, The Forrester Wave™: Endpoint Security Software As A Service, Q2, 2021, May 13, 2021
2 IDC, “Worldwide IT Automation and Configuration Management Software Market Shares, 2020: Moderate Growth Amid Pandemic Disruption,” doc #US47758721, June 2021
3 IDC, “Worldwide Software-Defined Compute Software Market Shares, 2020: Growth Shifts to Containers,” doc #US47298521, June 2021

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #
About VMware
VMware software powers the world’s complex digital infrastructure. The company’s cloud, app modernization, networking, security, and digital workspace offerings help customers deliver any application on any cloud across any device. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough technology innovations to its global impact. For more information, please visit https://www.vmware.com/company.html

Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, Anywhere Workspace, Carbon Black and Horizon are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Annual Recurring Revenue (“ARR”)
ARR represents the annualized value of our committed customer subscription and SaaS contracts as of the end of the reporting period, assuming any contract that expires during the next 12 months is renewed on its existing terms. For consumption-based offerings, ARR represents the annualized quarterly revenue based on revenue recognized for the current reporting period. We use ARR as one of our operating measures to assess the health and trajectory of our subscription and SaaS business. ARR should be viewed independently of revenue and unearned revenue as ARR is a performance metric and is not intended to be a substitute for, or combined with, any of these items.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the proposed spin-off from Dell; customer trends; and the expected benefits to customers of partnerships, products, solutions and service offerings. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the delay or failure to consummate the spin-off from Dell Technologies; (2) the impact of the COVID-19 pandemic on our operations, financial condition, our customers, the business environment and the global and regional economies; (3) adverse changes in general economic or market conditions; (4) delays or reductions in consumer, government and information technology spending; (5) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing, modern applications and security industries, as well as new product and marketing initiatives by VMware’s competitors; (6) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (7) rapid technological changes in the virtualization software and cloud, end user, security, modern applications and mobile computing industries; (8) VMware’s customers’ ability to transition to new products, platforms, services, solutions and computing strategies in such areas as containerization, modern applications, intrinsic security and networking, cloud, digital workspaces, virtualization and the software defined data center, and the uncertainty of their acceptance of emerging technology; (9) VMware’s ability to enter into, maintain and extend strategically effective partnerships, collaborations and alliances; (10) the continued risk of litigation and regulatory actions; (11) VMware’s ability to protect its proprietary technology; (12) changes to product and service development timelines; (13) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (14) VMware’s ability to attract and retain highly qualified employees; (15) the ability of VMware to utilize our relationship with Dell to leverage go-to-market and product development activities; (16) risks associated with cyber-attacks, information security and data privacy; (17) disruptions resulting from key management changes; (18) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (19) changes in VMware’s financial condition; (20) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales; (21) the ability of VMware to adapt our offerings, business operations and go-to-market activities to changes in how customers consume information technology resources, such as through subscription and SaaS offerings; and (22) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2021	2020	2021	2020
Revenue:
License	$738	$719	$1,384	$1,379
Subscription and SaaS	776	631	1,516	1,204
Services	1,624	1,525	3,232	3,026
Total revenue	3,138	2,875	6,132	5,609
Operating expenses(1):
Cost of license revenue	37	35	75	74
Cost of subscription and SaaS revenue	170	132	327	258
Cost of services revenue	352	321	689	639
Research and development	775	679	1,483	1,344
Sales and marketing	1,023	897	1,981	1,814
General and administrative	256	277	492	523
Realignment	—	—	1	4
Operating income	525	534	1,084	953
Investment income	1	1	1	7
Interest expense	(49)	(55)	(99)	(104)
Other income (expense), net	3	15	(19)	8
Income before income tax	480	495	967	864
Income tax provision	69	48	131	31
Net income	$411	$447	$836	$833
Net income per weighted-average share, basic for Classes A and B	$0.98	$1.06	$1.99	$1.99
Net income per weighted-average share, diluted for Classes A and B	$0.97	$1.06	$1.98	$1.97
Weighted-average shares, basic for Classes A and B	419,355	420,031	419,235	419,208
Weighted-average shares, diluted for Classes A and B	422,802	423,050	422,419	422,428
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	5	5	11	9
Cost of services revenue	24	26	49	48
Research and development	150	132	277	257
Sales and marketing	81	88	153	159
General and administrative	33	42	64	91

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	July 30,	January 29,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$5,855	$4,692
Short-term investments	82	23
Accounts receivable, net of allowance of $4 and $5	1,718	1,929
Due from related parties, net	915	1,438
Other current assets	604	530
Total current assets	9,174	8,612
Property and equipment, net	1,373	1,334
Other assets	2,678	2,697
Deferred tax assets	5,785	5,781
Intangible assets, net	856	993
Goodwill	9,598	9,599
Total assets	$29,464	$29,016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$220	$131
Accrued expenses and other	2,176	2,382
Unearned revenue	5,879	5,873
Total current liabilities	8,275	8,386
Note payable to Dell	270	270
Long-term debt	4,721	4,717
Unearned revenue	4,459	4,441
Income tax payable	768	805
Operating lease liabilities	912	891
Other liabilities	439	455
Total liabilities	19,844	19,965
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 111,753 and 112,082 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 307,222 shares	3	3
Additional paid-in capital	1,716	1,985
Accumulated other comprehensive loss	(3)	(5)
Retained earnings	7,903	7,067
Total stockholders’ equity	9,620	9,051
Total liabilities and stockholders’ equity	$29,464	$29,016

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2021	2020	2021	2020
Operating activities:
Net income	$411	$447	$836	$833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	275	252	544	496
Stock-based compensation	293	293	555	565
Deferred income taxes, net	17	(98)	(31)	(196)
Unrealized (gain) loss on equity securities, net	(1)	—	34	(6)
(Gain) Loss on disposition of assets, revaluation and impairment, net	2	1	3	7
Loss on extinguishment of debt	—	8	—	8
Other	2	2	4	(2)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(189)	(432)	206	(79)
Other current assets and other assets	(229)	(173)	(390)	(345)
Due to/from related parties, net	(162)	(130)	522	560
Accounts payable	5	21	70	11
Accrued expenses and other liabilities	412	455	(218)	207
Income taxes payable	(110)	(66)	(29)	(51)
Unearned revenue	138	139	24	86
Net cash provided by operating activities	864	719	2,130	2,094
Investing activities:
Additions to property and equipment	(87)	(76)	(157)	(163)
Sales of investments in equity securities	26	—	34	—
Purchases of strategic investments	(6)	(6)	(7)	(11)
Proceeds from disposition of assets	1	18	1	21
Business combinations, net of cash acquired, and purchases of intangible assets	(6)	(296)	(15)	(335)
Net cash used in investing activities	(72)	(360)	(144)	(488)
Financing activities:
Proceeds from issuance of common stock	8	36	139	142
Net proceeds from issuance of long-term debt	—	(5)	—	1,979
Repayment of current portion of long-term debt	—	(1,257)	—	(1,257)
Repurchase of common stock	(358)	(130)	(729)	(311)
Shares repurchased for tax withholdings on vesting of restricted stock	(186)	(161)	(242)	(276)
Payment to acquire non-controlling interests	—	(91)	—	(91)
Principal payments on finance lease obligations	(1)	(1)	(2)	(1)
Net cash provided by (used in) financing activities	(537)	(1,609)	(834)	185
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	1	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	255	(1,249)	1,152	1,791
Cash, cash equivalents and restricted cash at beginning of the period	5,667	6,071	4,770	3,031
Cash, cash equivalents and restricted cash at end of the period	$5,922	$4,822	$5,922	$4,822
Supplemental disclosures of cash flow information:
Cash paid for interest	$50	$17	$97	$91
Cash paid for taxes, net	166	206	204	282
Non-cash items:
Changes in capital additions, accrued but not paid	$8	$(1)	$11	$(7)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	July 30,	July 31,
	2021	2020
Total revenue, as reported	$3,138	$2,875
Sequential change in unearned revenue(1)	138	167
Total revenue plus sequential change in unearned revenue	$3,276	$3,042
Change (%) over prior year, as reported	8%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	July 30,	July 31,
	2021	2020
Total license and subscription and SaaS revenue, as reported	$1,514	$1,350
Sequential change in unearned license and subscription and SaaS revenue(2)	148	36
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$1,662	$1,386
Change (%) over prior year, as reported	20%
__________
(1) Consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the consolidated balance sheets.

(2) Consists of the change in unearned license and subscription and SaaS revenue from the preceding quarter.

REMAINING PERFORMANCE OBLIGATIONS
(in millions)
(unaudited)

Growth in Remaining Performance Obligations

	July 30,	July 31,
	2021	2020
Remaining performance obligations(3)	$11,201	$10,335
Change (%) over prior year	8%

Remaining performance obligations, current(4)	$6,249	$5,625
Change (%) over prior year	11%
__________
(3) Remaining performance obligations represent the aggregate amount of the transaction price in contracts allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Remaining performance obligations include unearned revenue, multi-year contracts with future installment payments and certain unfulfilled orders against accepted customer contracts at the end of any given period.

(4) Current remaining performance obligations represent the amount expected to be recognized as revenue over the next twelve months.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	July 30,	April 30,	January 29,	October 30,	July 31,	May 1,
	2021	2021	2021	2020	2020	2020
Unearned revenue as reported:
License	$20	$16	$15	$11	$11	$15
Subscription and SaaS	2,208	2,064	1,998	1,596	1,619	1,579
Services
Software maintenance	6,916	6,957	7,092	6,574	6,696	6,611
Professional services	1,194	1,163	1,209	1,054	1,059	1,013
Total unearned revenue	$10,338	$10,200	$10,314	$9,235	$9,385	$9,218

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended July 30, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$37	—	—	(10)	—	—	$27
Cost of subscription and SaaS revenue	$170	(5)	—	(43)	—	—	$121
Cost of services revenue	$352	(24)	(1)	—	—	—	$326
Research and development	$775	(150)	(1)	(2)	—	—	$622
Sales and marketing	$1,023	(81)	(3)	(22)	—	—	$919
General and administrative	$256	(33)	(1)	—	(23)	—	$199
Operating income	$525	293	6	77	23	—	$924
Operating margin(2)	16.7%	9.3%	0.2%	2.4%	0.7%	—	29.4%
Other income (expense), net(3)	$3	—	—	—	1	—	$4
Income before income tax	$480	293	6	77	24	—	$880
Income tax provision	$69					71	$141
Tax rate(2)	14.4%						16.0%
Net income	$411	293	6	77	24	(71)	$739
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$0.97	$0.69	$0.02	$0.18	$0.06	$(0.17)	$1.75
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,802 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended July 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$35	—	—	(9)	—	—	$25
Cost of subscription and SaaS revenue	$132	(5)	—	(48)	—	—	$79
Cost of services revenue	$321	(26)	—	—	—	—	$294
Research and development	$679	(132)	(1)	—	(1)	—	$545
Sales and marketing	$897	(88)	(3)	(24)	—	—	$784
General and administrative	$277	(42)	—	—	(37)	—	$198
Operating income	$534	293	4	81	38	—	$950
Operating margin(2)	18.6%	10.2%	0.1%	2.8%	1.3%	—	33.0%
Other income (expense), net(3)	$15	—	—	—	1	—	$16
Income before income tax	$495	293	4	81	39	—	$912
Income tax provision	$48					98	$146
Tax rate(2)	9.8%						16.0%
Net income	$447	293	4	81	39	(98)	$766
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.06	$0.69	$0.01	$0.19	$0.09	$(0.23)	$1.81
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,050 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Six Months Ended July 30, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$75	(1)	—	(20)	—	—	—	$54
Cost of subscription and SaaS revenue	$327	(11)	—	(85)	—	—	—	$231
Cost of services revenue	$689	(49)	(1)	—	—	—	—	$639
Research and development	$1,483	(277)	(1)	(4)	—	—	—	$1,200
Sales and marketing	$1,981	(153)	(4)	(45)	—	—	—	$1,779
General and administrative	$492	(64)	(1)	—	—	(45)	—	$383
Realignment	$1	—	—	—	(1)	—	—	$—
Operating income	$1,084	555	7	154	1	45	—	$1,846
Operating margin(2)	17.7%	9.1%	0.1%	2.5%	—%	0.7%	—	30.1%
Other income (expense), net(3)	$(19)	—	—	—	—	36	—	$17
Income before income tax	$967	555	7	154	1	81	—	$1,765
Income tax provision	$131						152	$282
Tax rate(2)	13.5%							16.0%
Net income	$836	555	7	154	1	81	(152)	$1,483
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.98	$1.31	$0.02	$0.36	$—	$0.19	$(0.36)	$3.51
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,419 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Six Months Ended July 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$74	(1)	—	(21)	—	—	—	$52
Cost of subscription and SaaS revenue	$258	(9)	—	(89)	—	—	—	$160
Cost of services revenue	$639	(48)	(1)	(1)	—	—	—	$589
Research and development	$1,344	(257)	(1)	(1)	—	(1)	—	$1,085
Sales and marketing	$1,814	(159)	(3)	(49)	—	(2)	—	$1,600
General and administrative	$523	(91)	(1)	—	—	(76)	—	$355
Realignment	$4	—	—	—	(4)	—	—	$—
Operating income	$953	565	6	161	4	79	—	$1,768
Operating margin(2)	17.0%	10.1%	0.1%	2.9%	0.1%	1.4%	—	31.5%
Other income (expense), net(3)	$8	—	—	—	—	(6)	—	$3
Income before income tax	$864	565	6	161	4	73	—	$1,674
Income tax provision	$31						237	$268
Tax rate(2)	3.5%							16.0%
Net income	$833	565	6	161	4	73	(237)	$1,406
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.97	$1.34	$0.01	$0.38	$0.01	$0.17	$(0.56)	$3.33
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,428 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2021	2020	2021	2020
Revenue:
License	$738	$719	$1,384	$1,379
Subscription and SaaS	776	631	1,516	1,204
Total license and subscription and SaaS	1,514	1,350	2,900	2,583
Services:
Software maintenance	1,336	1,270	2,657	2,515
Professional services	288	255	575	511
Total services	1,624	1,525	3,232	3,026
Total revenue	$3,138	$2,875	$6,132	$5,609
Percentage of revenue:
License	23.5%	25.0%	22.6%	24.6%
Subscription and SaaS	24.7%	22.0%	24.7%	21.4%
Total license and subscription and SaaS	48.2%	47.0%	47.3%	46.0%
Services:
Software maintenance	42.6%	44.2%	43.3%	44.8%
Professional services	9.2%	8.8%	9.4%	9.2%
Total services	51.8%	53.0%	52.7%	54.0%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2021	2020	2021	2020
Revenue:
United States	$1,539	$1,439	$3,005	$2,802
International	1,599	1,436	3,127	2,807
Total revenue	$3,138	$2,875	$6,132	$5,609
Percentage of revenue:
United States	49.1%	50.0%	49.0%	50.0%
International	50.9%	50.0%	51.0%	50.0%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2021	2020	2021	2020
GAAP cash flows from operating activities	$864	$719	$2,130	$2,094
Capital expenditures	(87)	(76)	(157)	(163)
Free cash flows	$777	$643	$1,973	$1,931

VMware, Inc.
About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.

VMware, Inc.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.